UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2016

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

(617) 259-1970

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Exclusive Channel Partner Agreement with Intrexon Corporation for Cancer Program and to Exclusive Channel Collaboration Agreement with Intrexon Corporation for Graft-Versus-Host Disease Program

On June 29, 2016, ZIOPHARM Oncology, Inc., or the Company, and Intrexon Corporation, or Intrexon, entered into a Third Amendment to Exclusive Channel Partner Agreement, or the ECP Amendment, amending their existing Exclusive Channel Partner Agreement, effective January 6, 2011 and as amended to date, which the Company refers to as the Existing ECP Agreement, and an Amendment to Exclusive Channel Collaboration Agreement, or the ECC Amendment, amending their existing Exclusive Channel Collaboration Agreement, effective September 28, 2015, which the Company refers to as the Existing GvHD Agreement. The Existing ECP Agreement and ECP Amendment govern the “channel partnering” arrangement in which the Company uses Intrexon’s technology to research, develop and commercialize products in which DNA is administered to humans for expression of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer, which the Company collectively refers to as the Cancer Program. The Existing GvHD Agreement and the ECC Amendment govern the collaboration between the Company and Intrexon for the research, development and commercialization of products for use in the treatment or prevention of graft-versus-host disease, or GvHD.

The ECP Amendment reduces the royalty percentage that the Company will pay Intrexon on a quarterly basis from 50% to 20% of net profits derived in that quarter from the sale of products developed under the Cancer Program, referred to as ZIOPHARM Products, calculated on a ZIOPHARM Product-by-ZIOPHARM Product basis, subject to certain expense allocations and other offsets provided in the Existing ECP Agreement. The ECC Amendment reduces the royalty percentage that the Company will pay Intrexon on a quarterly basis from 50% to 20% of net profits derived in that quarter from the sale of products developed under the GvHD collaboration program, subject to certain expense allocations and other offsets provided in the existing Exclusive Channel Collaboration Agreement.

In consideration for the execution and delivery of the ECP Amendment and the ECC Amendment, collectively referred to as the Amendments, the Company has agreed to issue to Intrexon certain shares of the Company’s preferred stock pursuant to the terms of a securities issuance agreement discussed further below.

Preferred Shares Securities Issuance Agreement

On June 29, 2016, the Company and Intrexon entered into a Securities Issuance Agreement, or the Preferred Shares Securities Issuance Agreement, pursuant to which the Company agreed to issue and sell 100,000 shares of its newly designated Series 1 Preferred Stock, or the Issued Shares, in consideration of the parties entering into the Amendments to amend the royalty percentage terms. The Issued Shares will be issued to Intrexon by the Company as of June 30, 2016.

The parties have agreed pursuant to the terms of the Preferred Shares Securities Issuance Agreement that the holders of common stock issued upon the conversion of the Issued Shares shall be entitled to piggy-back registration rights with respect to any common stock registered by the Company following such conversion.

The foregoing description of each of the ECP Amendment, the ECC Amendment and the Preferred Shares Securities Issuance Agreement is only a summary and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The benefits of the representations and warranties set forth in the Preferred Shares Securities Issuance Agreement are intended to be relied upon by the parties to such agreement only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and issuance of the Issued Shares will not be registered under the Securities Act of 1933, as amended, or the Securities Act, at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Issued Shares has not and will not involve a public offering as Intrexon is an “accredited investor” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed under Items 1.01 and 3.02 above, in consideration of entering into the Amendments, the Company agreed to issue to Intrexon 100,000 shares of the Company’s Series 1 Preferred Stock, a new class of preferred stock authorized by the Company’s board of directors.

The rights, preferences, privileges, restrictions and other matters relating to the Series 1 Preferred Stock, referred to as the Preferred Shares, are set forth in a Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock, or the Certificate of Designation, which the Company filed with the Secretary of State of the State of Delaware on June 29, 2016. The Certificate of Designation authorizes the Company to issue 250,000 of its 30,000,000 authorized shares of preferred stock as shares of Series 1 Preferred Stock.

Each Preferred Share has a stated value of $1,200, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other recapitalization with respect to the Preferred Shares.

Dividend Rights. The holders of the Preferred Shares shall receive a monthly dividend, payable in additional Preferred Shares, equal to $12.00 per Preferred Share held by such holder per month divided by the stated value of the Preferred Shares, which is referred to as the PIK Dividend, rounded down to the nearest whole share. For the holders of any shares of Preferred Shares that are not converted on the Conversion Event Date (as defined below), the rate of PIK Dividend on all remaining unconverted Preferred Shares shall automatically increase from $12.00 to $24.00 per Preferred Share per month.

Conversion. The Preferred Shares shall automatically convert into shares of the Company’s common stock upon the date the first approval in the United States of (i) a ZIOPHARM Product, as defined in and developed under the Existing ECP Agreement, (ii) a Product, as defined in and developed under the Existing GvHD Agreement or (iii) a Product, as defined in and developed under the License and Collaboration Agreement dated March 27, 2015 and as amended from time to time, by and among Intrexon, ARES TRADING Trading, S.A. and the Company, is publicly announced. The public announcement of such an approval is referred to as the Conversion Event Date. On the second business day following the Conversion Event Date, each Preferred Share shall convert into a number of shares of Common Stock equal to the stated value of such Preferred Share, divided by the volume weighted average closing price of the Company’s Common Stock as reported by the Nasdaq Stock Market, LLC over the 20 trading days ending on the Conversion Event Date; however, the Company shall not effect any conversion of the Series 1 Preferred Stock into shares of common stock in excess of the Conversion Limitation (defined below) without stockholder approval. The Conversion Limitation is defined as 19.9% of the lesser of (i) the pre-transaction outstanding shares of the Company’s common stock or (ii) the outstanding shares of the Company’s common stock at the time of conversion.

Voting Rights. The holders of the Series 1 Preferred Stock do not have any voting rights except that the Company may not, without the consent of the holders of a majority of the outstanding shares of the Series 1 Preferred Stock, voting as a separate class, (i) amend, alter or repeal any provision of the Company’s Certificate of Incorporation in a manner that adversely affects the powers, preferences or rights of the Series 1 Preferred Stock in a manner that is more adverse than the effect on any other class or series of the Company’s capital stock; (ii) (A) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of the Company’s capital stock unless the same ranks junior or pari passu to the Series 1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or (B) reclassify, alter or amend any existing security of the Company that is junior or pari passu to the Series 1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series 1 Preferred in respect of any such right, preference or privilege; or (iii) enter into any transaction (or series of related transactions) the effect of which would adversely affect the holders of the Series 1 Preferred Stock in a manner that is more adverse than the effect on any other class or series of the Company’s capital stock.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a “Deemed Liquidation Event,” as defined in the Certificate of Designation (which includes a change of control or the sale, lease transfer or exclusive license of all or substantially all of the Company’s assets), the holders of the Preferred Shares shall be entitled to receive a portion of all funds to be distributed in proportion to the holders’ proportionate share of the Company’s common stock (on an as-converted to common stock basis). The portion of the funds payable to each Preferred Share is referred to as the Series 1 Liquidation Amount. For purposes of calculating the Series 1 Liquidation Amount, if such voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event occurs prior to the Conversion Event Date, then each Preferred Share shall be deemed to be convertible into the number of shares of the Company’s common stock equal to (i) the stated value of such Preferred Share, divided by (ii) the volume weighted average price of the Company’s common stock for the 20-day period ending on the date of the public announcement of such voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, rounded down to the nearest whole share. In addition, the Company may elect to redeem the Preferred Shares in connection with or following a Deemed Liquidation Event at a price per share equal to the Series 1 Liquidation Amount.

The foregoing description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 30, 2016, the Company, together with Intrexon, issued a press release announcing the transactions described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock

10.1	Third Amendment to Exclusive Channel Partner Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

10.2	Amendment to Exclusive Channel Collaboration Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

10.3	Securities Issuance Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

99.1	Press release of ZIOPHARM Oncology, Inc. and Intrexon Corporation dated June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: June 30, 2016	Name:	Kevin G. Lafond
	Title:	Vice President, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock

10.1	Third Amendment to Exclusive Channel Partner Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

10.2	Amendment to Exclusive Channel Collaboration Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

10.3	Securities Issuance Agreement by and between ZIOPHARM Oncology, Inc. and Intrexon Corporation dated as of June 29, 2016

99.1	Press release of ZIOPHARM Oncology, Inc. and Intrexon Corporation dated June 30, 2016